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                                                                     EXHIBIT 5.1

                [Letterhead of Wilson Sonsini Goodrich & Rosati]


                               December 17, 1998


International Network Services
1213 Innsbruck Drive
Sunnyvale, California 94089

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about December 17, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,559,238 shares of your Common Stock (the "Shares"). As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale of the Shares.

     It is our opinion that the Shares have been legally issued and are fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                         Very truly yours,

                         WILSON SONSINI GOODRICH & ROSATI
                         Professional Corporation

                         /s/ Wilson Sonsini Goodrich & Rosati